Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Switz and James G. Mathews, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to the registration of convertible debt securities and the underlying shares of common stock of ADC Telecommunications, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 11th day of December, 2007, by the following persons:

/s/ Robert E. Switz	/s/ J. Kevin Gilligan
Robert E. Switz	J. Kevin Gilligan
President and Chief Executive Officer	Director

/s/ James G. Mathews	/s/ Lois M. Martin
James G. Mathews	Lois M. Martin
Vice President and Chief Financial Officer	Director

/s/ Steven G. Nemitz	/s/ John E. Rehfeld
Steven G. Nemitz	John E. Rehfeld
Vice President and Controller	Director

/s/ John A. Blanchard III	/s/ William R. Spivey
John A. Blanchard III	William R. Spivey
Director	Director

/s/ John J. Boyle III	/s/ Larry W. Wangberg
John J. Boyle III	Larry W. Wangberg
Director	Director

/s/ Mickey P. Foret	/s/ John D. Wunsch
Mickey P. Foret	John D. Wunsch
Director	Director